Tidal Trust III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 202 and Amendment No. 205, to the Registration Statement on Form N-1A of Ninepoint North American Energy Independence ETF, and Ninepoint Energy Income ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 4, 2026